As filed with the Securities and Exchange Commission on March 7, 2008
                                             Registration No. 333-148842


                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                               Amendment No 1 to

                                    FORM SB-2
                                  on Form S-1/A

                             Registration Statement
                        Under the Securities Act of 1934
             -------------------------------------------------------

                     UNITED LIBERTY BUSINESS SERVICES, INC.
                 ----------------------------------------------
                 (Name of small business issuer in its charter)

            NEVADA                     7389               61-1529541
-------------------------------  -----------------    -----------------
(State or other Jurisdiction of  (Primary Standard    (I.R.S. Employer
Incorporation or Organization)        Industrial      Identification No.)
                                   Classification
                                        Number)

             6126 Falkirk Court, League City, Texas           77573
          ----------------------------------------------   -----------
            (Address of Principal Executive Offices)       (Zip Code)

                            David D. Selmon
                           6126 Falkirk Court
                       League City, Texas  77573
                Tel:   281.554.9560    Fax:   281.554.9561
        ---------------------------------------------------------
        (Name, address and telephone number of agent for service)

                                 Copies to:
                            Thomas C. Cook, Esq.
                       Law Offices of Thomas C. Cook
                       500 N. Rainbow, Suite 300
                           Las Vegas, NV  89107
                          Phone:  (702) 221-1925
                          Fax:    (702) 221-1963


Approximate date of proposed commencement of sale to the public: As soon as practicable after the Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

-------------------------------------------------------------------------------

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.
See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act (Check One):

   Large accelerated filer    [ ]           Accelerated filer          [ ]

   Non-accelerated filer      [ ]           Smaller reporting company  [X]
   (Do not check if a smaller
   reporting company)

                       Calculation of Registration Fee

============================================================================
TITLE OF EACH                                     PROPOSED
CLASS OF                             PROPOSED     MAXIMUM
SECURITIES           AMOUNT          OFFERING     AGGREGATE     AMOUNT OF
TO BE                TO BE           PRICE PER    OFFERING      REGISTRATION
REGISTERED           RESISTERED(1)   SHARE(2)     PRICE         FEE
Common stock
$0.001 par value         500,000       $0.02       $    10,000   $  0.39

Common stock,          3,000,000(3)    $0.02       $    60,000   $  2.36
$0.001 par value
issuable upon
conversion of Series
A convertible
Preferred stock
                   ---------------------------------------------------------

TOTAL                  3,500,000         N/A       $    70,000   $  2.75
============================================================================


(1) Includes shares of our common stock, par value $0.001 per share, which may be offered pursuant to this registration statement.

(2) There is no current market for the securities and the price at which the shares held by the selling security holders will be sold is unknown.
Although the registrant's common stock has a par value of $0.001, the registrant believes that the calculations of $0.02 per share is a bona fide estimate of the offering price in accordance with Rule 457(a). In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(3) Represents shares of common stock issuable in connection with the conversion of our Series A Callable and Convertible Preferred stock. The registrant sold 300,000 non-voting Callable and Convertible Preferred stock at its inception to finance its operations. These Series A Preferred shares are convertible into shares of our common stock at a ratio of ten shares of common stock for each share of Series A Preferred stock.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

-----------------------------------------------------------------------------
THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


     PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED ________, 2007

                    UNITED LIBERTY BUSINESS SERVICES, INC.

                   500,000 shares of common stock to be
                 offered and issued directly by the Company
           3,000,000 shares of common stock held by stockholders


We are a development stage company and have not generated any revenue to date. United Liberty Business Services, Inc. ("the Company") is focused on becoming a bookkeeping service company. The prospectus relates to the sale by us of 500,000 shares of common stock and the resale of 3,000,000 shares issuable to the selling securityholders upon conversion of Series A Preferred stock. Upon the effectiveness of this prospectus: (a) we may offer to sell shares of our common stock being offered in this prospectus at a purchase price of $0.02 per share; and (b) the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

Upon the effectiveness of this prospectus: the Selling Shareholders may sell the shares as detailed in the section entitled "Plan of Distribution."

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Each of the selling stockholders are be deemed to be an "underwriter," as such term is defined in the Securities Act of 1933.

There has been no market for our securities and a public market may not develop, or, if any market does develop, it may not be sustained. As of January 23, 2008, we have 3,300,000 common shares issued and outstanding and 300,000 preferred shares issued and outstanding convertible to 3,000,000 common shares. Our common stock is not traded on any exchange or in the over-the-counter market. After this Registration statement becomes effective, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. The shares of our common stock can be sold by the Selling Shareholders for the duration of this offering at a fixed price of $ 0.02 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion for United Liberty Business Services, Inc. which includes a statement expressing substantial doubt as to our ability to continue as a going concern.


             SEE SECTION TITLED "RISK FACTORS" ON PAGE 6.
             --------------------------------------------

The shares are intended to be sold directly through the efforts of our sole officer and director of United Liberty Business Services, Inc. The offering is being conducted on a self-underwritten, best effort basis, all-or-none basis, which means our officer/director will attempt to sell the shares. The intended methods of communication include, without limitation, telephone and personal contact.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo United Liberty Business Services, Inc. All subscription funds will be held in the Trust Account.

If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $0.02 per share for a period of ninety (90) days from the effective date of this prospectus, unless extended by our board of directors for an additional90 days. The offering will end on _______, 200_. For more information, see the section titled "Plan of Distribution" herein.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


          The Date of This Prospectus Is:  [Date] ___, 2008

                               TABLE OF CONTENTS
                               -----------------
                                                                       PAGE
                                                                       ----
Part I

PROSPECTUS SUMMARY...................................................... 3
THE OFFERING. .......................................................... 3
SUMMARY FINANCIAL INFORMATION........................................... 5
RISK FACTORS............................................................ 6
RISK FACTORS RELATING TO OUR COMPANY.................................... 6
RISK FACTORS RELATING TO OUR COMMON SHARES..............................11
CAPITALIZATION ..........................................................15
FORWARD-LOOKING STATEMENTS..............................................16
OFFERING INFORMATION....................................................16
USE OF PROCEEDS.........................................................17
DETERMINATIN OF THE OFFERING PRICE......................................17
DILUTION................................................................18
DESCRIPTION OF BUSINESS.................................................20
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION...............24
LEGAL PROCEEDINGS.......................................................26
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS............26
EXECUTIVE COMPENSATION..................................................28
SECURITY OWNERSHIP OF CERTAIN BENEFICAL OWNERS AND MANAGEMENT...........30
CERTAIN RELATINSHIPS AND RELATED TRANSACTIONS...........................32
SELLING SECURITY HOLDERS................................................33
PLAN OF DISTRIBUTION....................................................36
DIVIDEND POLICY.........................................................41
SHARE CAPITAL ...........................................................42
LEGAL MATTERS...........................................................44
EXPERTS.................................................................45
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES..........................45
WHERE YOU CAN FIND MORE INFORMATION.....................................46
FINANCIAL STATEMENTS....................................................47

Part II

INDEMNIFICATION OF DIRECTORS AND OFFICERS.............................II-1
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION...........................II-2
RECENT SALES OF UNREGISTERED SECURITIES...............................II-2
EXHIBITS..............................................................II-3
UNDERTAKINGS..........................................................II-3
POWER OF ATTORNEY.....................................................II-5
SIGNATURES............................................................II-6

                               Prospectus Summary
                               ------------------

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements and the notes to the financial statements.

Corporate Background
--------------------

United Liberty Business Services, Inc. was incorporated on April 25, 2007. We plan to market accounting, bookkeeping and tax preparation services.
We primarily plan to offer our services to the small business operator. We want to be their outsource supplier in providing temporary financial needs.

Our offices are currently located at 6126 Falkirk Court, League City, Texas 77573. Our telephone number is (281) 554-9560.


                                    The Offering
                                    ------------

Securities Being Offered    3,000,000 common shares by selling shareholders.

Common Stock Outstanding
    Before the Offering:    3,300,000 shares

Common Stock Outstanding
    After the Offering:     6,800,000 shares (assuming the full conversion
                            of all Series A Callable and Convertible Preferred shares which are registered herein). All of the common stock to be sold under this prospectus will be sold by our existing shareholders. The shares issued to the selling shareholders were made in reliance upon an exemption from registration under Section 4(2) of the Securities Act. For a list of the selling stockholders and the amount of shares that each of them expects to sell, see
                            "Selling Securityholders."

Shares being offered;       The sale by us to the public of up to 500,000
                            shares Offering Price of common stock at $0.02 per share and the resale by certain selling security holders of the Company of up to 3,000,000 common shares at $0.02 per share, which shares were as Series A Callable and Convertible Preferred shares in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

Offering Period             The offering will commence when the U. S.
                            Securities and Exchange Commission declares this prospectus effective. The offering will terminate upon the earlier of the sale of all the shares of common stock being offered or 90 business days after the date hereof, unless extended by our board of directors for an additional 90 days. In the event we do not sell all of the shares before the expiration date of the offering, all funds raised will be promptly returned to the investors, without interest or deduction.

Offering Price              The offering price of the common stock is $0.02
                            per share. We intend to apply to the NASD Over-the-Counter Bulletin Board electronic quotation service to allow the trading of our common stock after this prospectus is declared effective by the
                            U. S. Securities and Exchange Commission. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders. The offering price would thus be determined by market factors and the independent decisions of the selling shareholders.

If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transaction negotiated by the selling shareholders.


Use of proceeds             If we are successful at selling all the shares
                            being offered by our Company, our gross proceeds from such offering will be $10,000. We intend to use these proceeds to implement our business plan.
                            We will not receive any proceeds from the sale of shares by the selling stockholders.

Risk Factors                See "Risk Factors" and the other information in
                            this prospectus for a discussion of the factors you should consider before deciding to invest in our common shares.

Dividend policy             We currently intend to retain any future earning to
                            fund the development and growth of our business.
                            Therefore, we do not anticipate pay cash dividends.
                            See "Dividend Policy."

OTC/BB symbol               Not applicable.  We are not trading on any
                            exchange.

                            Summary Financial Information
                            -----------------------------

                                                 Dec. 31, 2007
                                                   (audited)
                                               ---------------
Statement of Operations Data:
  Revenues                                     $         -
  Beneficial conversion
    feature - preferred stock                       (6,000))
  Net loss attributable to
    common stockholders                             (6,400)

Balance sheet data:
                                               December 31, 2007
                                               -----------------
Working Capital                                 $    9,300
Total Assets                                    $    9,300
Stockholders' Equity                            $    9,300


RISK FACTORS

All parties and individuals reviewing this Form SB-2 and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this registration statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks including competition, and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our common stock.


                      Risk Factors Relating to Our Company
                      ------------------------------------

1. SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE HAVE GENERATED NO REVENUES AND LACK AN OPERATING HISTORY, AN INVESTMENT IN THE SHARES OFFERED HEREIN IS HIGHLY RISKY AND COULD RESULT IN A COMPLETE LOSS OF YOUR INVESTMENT IF WE ARE UNSUCCESSFUL IN OUR BUSINESS PLAN.

Our company was incorporated on April 25, 2007; we have realized no revenues since our inception. We have no solid operating history upon which an evaluation of our future prospects can be made. Based upon current plans, we expect to incur operating losses in future periods as we incur significant expenses associated with the initial startup of our business. Further, there are no assurances that we will be successful in realizing revenues or in achieving or sustaining positive cash flow at any time in the future. Any such failure could result in the possible closure of our business or force us to seek additional capital through loans or additional sales of our equity securities to continue business operations, which would dilute the value of any shares you purchase in this offering.


2. IF OUR BUSINESS PLAN IS NOT SUCCESSFUL, WE MAY NOT BE ABLE TO CONTINUE OPERATIONS AS A GOING CONCERN AND OUR STOCKHOLDERS MAY LOSE THEIR ENTIRE INVESTMENT IN US.

As discussed in the Notes to Financial Statements included in this registration statement, at December 31, 2007 we had working capital of approximately $9,300. In addition, we had a net loss of $400, prior to the beneficial conversion feature on our preferred stock valued at $(6,000) for the period April 25, 2007 (inception) to December 31, 2007.

These factors raise substantial doubt that we will be able to continue operations as a going concern, and our independent auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements for the period April 25, 2007 (inception) to December 31, 2007. Our ability to continue as a going concern is dependent upon our generating cash flow sufficient to fund operations and reducing operating expenses. Our business plans may not be successful in addressing these issues. If we cannot continue as a going concern, our stockholders may lose their entire investment in us.


3.  WE EXPECT LOSSES IN THE FUTURE BECAUSE WE HAVE LITTLE REVENUE.

We are not expecting to generate any significant income over the next twelve
(12) months as we execute our business plan. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations as a going concern. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.


4. SINCE OUR SOLE OFFICER WORKS OR CONSULTS FOR OTHER COMPANIES, HIS OTHER ACTIVITIES COULD SLOW DOWN OUR OPERATIONS.

David Selmon, our sole officer, does not work for us exclusively and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment in other activities. His other activities will prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slow down in operations.

David Selmon, the President and Director of the company, currently devotes approximately 15-25 hours per week to company matters. The responsibility of developing the company's business, and fulfilling the reporting requirements of a public company all fall upon Mr. Selmon. We have not formulated a plan to resolve any possible conflict of interest with his other business activities. Mr. Selmon intends to limit his role in his other business activities and devote more of his time to United Liberty Business Services, Inc. after we attain a sufficient level of revenue and are able to provide sufficient officers' salaries per our business plan. In the event he is unable to fulfill any aspect of his duties to the company we may experience a shortfall or complete lack of sales resulting in little or no profits and eventual closure of the business.

5. DEPENDENCE ON TECHNOLOGY SOFTWARE AND SYSTEMS AND THE COMPANY'S INABILITY TO PROVIDE ASSURANCE THAT ITS SYSTEMS WILL BE EFFECTIVE COULD ADVERSELY AFFECT THE COMPANY'S OPERATIONS

As an information-financial services company, the Company is greatly dependent on technology software to maintain customer records, prepare and file tax returns. In the event that there is an interruption to the Company's systems due to internal systems failure or from an external threat, including terrorist attacks, fire and extreme weather conditions, the Company's ability to prepare and file tax returns and to process financial transactions could be affected. The Company plans to maintain an offsite backup, redundant and remote failsafe systems in place to safeguard against these threats but there can be no assurance that such systems will be effective to prevent malfunction and adverse effects on operations.


6. IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING, OUR BUSINESS OPERATIONS WILL BE HARMED. EVEN IF WE DO OBTAIN ADDITIONAL FINANCING OUR THEN EXISTING SHAREHOLDERS MAY SUFFER SUBSTANTIAL DILUTION.

We will require additional funds to fund an expansion into new markets and pay the required fees to keep our company fully reporting and compliant with SEC rules and regulations. We need to address all necessary infrastructure concerns. We anticipate that we will require up to approximately $250,000 to open offices in Houston, Dallas, Las Vegas, St Louis and New Orleans. .
Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

7. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations.

8. OUR INDUSTRY IS HIGHLY COMPETITIVE; IF WE FAIL TO REMAIN COMPETITIVE, WE MAY LOSE FUTURE CUSTOMERS AND OUR RESULTS OF OPERATIONS WOULD BE ADVERSELY AFFECTED

The accounting and tax planning industries are highly competitive. If the Company's competitors create new products or technologies, or are able to take away its customers, the Company's results of operations may be adversely affected. The Company's competitors include companies specializing in income tax preparation as well as companies that provide general financial services. Most all of the our competitors have larger market shares and significantly greater financial and other resources than the Company. The Company may not be able to compete successfully with such competitors. Competition could cause the Company to lose new clients, impact the Company's ability to acquire new clients and increase advertising expenditures, all of which could have a material adverse effect on the Company's business or operating results.

Additionally, federal and state governments may in the future become direct competitors to the Company's tax offerings. If federal and state governments provide their own software and electronic filing services to taxpayers at no charge it could have a material adverse effect on the Company's business, financial condition and results of operations. The federal government has proposed legislation that could further this initiative.


9. OUR PRINCIPAL STOCKHOLDERS, OFFICER AND DIRECTOR OWN A CONTROLLING INTEREST IN OUR VOTING STOCK AND INVESTORS WILL NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our officer/director, Mr. Selmon who owns 3,300,000 shares and our five (5) largest stockholders, who in the aggregate upon full conversion of their Series A preferred stock will have the right to vote approximately 92% of our outstanding common stock. As a result, they have the ability to control substantially all matters submitted to our stockholders for approval including:

a) election of our board of directors;

b) removal of any of our directors;

c) amendment of our Articles of Incorporation or bylaws; and

d) adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these individuals have the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by our director and executive officer could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in the company may decrease. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.


10. GOVERNMENT INITIATIVES THAT SIMPLIFY TAX RETURN PREPARATION COULD REDUCE THE NEED FOR THE COMPANY'S SERVICES AS A THIRD PARTY TAX RETURN PREPARER

Many taxpayers seek assistance from paid tax return preparers because of the level of complexity involved in the tax return preparation and filing process. From time to time, government officials propose measures seeking to simplify the preparation and filing of tax returns or to provide additional assistance with respect to preparing and filing such tax returns. The passage of any measures that significantly simplify tax return preparation or otherwise reduce the need for a third party tax return preparer could reduce demand for the Company's services, causing its revenues or profitability to decline.

11. IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO NEW COMPLIANCE INITIATIVES.

Upon the effectiveness of our registration, we will incur legal, accounting and other expenses as a fully-reporting public company. Moreover, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We expect to incur approximately $10,000 of incremental operating expenses in 2008, our first year of being a public company. We are required to be in compliance with section 404 of the Sarbanes-Oxley Act by December 31, 2008. At this time, we project that the total incremental operating expenses of being a public company will be approximately $11,000 for 2008. The incremental costs are estimates, and actual incremental expenses could be materially different from these estimates.

The Sarbanes-Oxley Act also requires, among other things, that we maintain effective internal controls for financial reporting and disclosure controls and procedures. In particular, commencing in fiscal 2008, we must perform system and process evaluation and testing of our internal controls over financial reporting to allow management and our independent registered public accounting firm to report on the effectiveness of our internal controls over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. Our testing, or the subsequent testing by our independent registered public accounting firm, may reveal deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses. Our compliance with Section 404 will require that we incur substantial accounting expense and expend significant management efforts. Moreover, if we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal controls over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline, and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.



                     Risks Relating To Our Common Shares
                     -----------------------------------

12. WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' PERCENT OF OWNERSHIP AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation, authorize the issuance of 70,000,000 shares of common stock and 5,000,000 preferred shares. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.


13. OUR COMMON SHARES ARE SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require: (a) that a broker or dealer approve a person's account for transactions in penny stocks; and (b) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must: (a) obtain financial information and investment experience objectives of the person; and (b) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form: (a) sets forth the basis on which the broker or dealer made the suitability determination; and (b) that the broker or dealer received a signed, written agreement from the investor prior to the transaction. Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.


14. THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to apply for admission to quotation of our securities on the NASD OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. As of the date of this filing, there have been no discussions or understandings between our Company or anyone acting on our behalf with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

15. STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH AND CONDITIONS UNDER WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

16. BECAUSE WE DO NOT INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR STOCKHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.


17. THE ISSUANCE OF OUR COMMON STOCK UPON THE CONVERSION OF OUR SERIES A CALLABLE AND CONVERTIBLE PREFERRED SHARES WILL CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION.

The issuance of common stock upon conversion of 300,000 issued Series A callable and convertible preferred shares will result in immediate and substantial dilution to the interests of other stockholders. Once these preferred shares are converted at the sole discretion of the Series A preferred shareholders, it will cause substantial dilution to the current holders of our common stock. Further, our amended articles of incorporation authorize us to issue up to 5,000,000 shares of Series A Preferred stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. The conversion of these Series A preferred shares will alter the control of the Company and may not be in the best interest of the holders of common stock.

18. UNITED LIBERTY BUSINESS SERVICES, INC. IS SELLING SHARES OFFERED IN THIS PROSPECTUS WITHOUT AN UNDERWRITER AND MAY NOT BE ABLE TO SELL ANY OF THE SHARES OFFERED HEREIN.

No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any common shares. There are no firm commitments to purchase any of the shares in this offering. Consequently, there is no guarantee that the stockholders of United Liberty Business Services will be able to sell their shares.


19. WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE, WITHOUT MINIMAL REVENUES WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

We plan to contact a market maker immediately following the effectiveness of our Registration Statement and have them file an application on our behalf to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

                               Capitalization
                               --------------

The following table sets forth, as of December 31, 2007, the capitalization of the Company on an actual basis. This table should be read in conjunction with the more detailed financial statements and notes thereto included elsewhere herein.




Liabilities and Stockholders' Equity

Stockholders' equity:

   Preferred stock, $0.001 par value, 5,000,000
    shares authorized, 300,000 issued and outstanding
    as of December 31, 2007                                      300

   Common stock, $0.001 par value, 70,000,000
    shares authorized, 3,300,000 issued and outstanding
    as of December 31, 2007                                    3,300
   Additional paid-in capital                                  6,100
   (Deficit) accumulated during development
    stage                                                       (400)
                                                         -------------
                                                               9,300
                                                         -------------
                                                         $     9,300
                                                         =============

Forward-Looking Statements
--------------------------

This Prospectus contains forward-looking statements, including statements concerning possible or assumed results of exploration and/or operations of United Liberty Business Services, Inc., and those proceeded by, followed by or that include the words "may," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms and other comparable terminology. Investors should understand that the factors described below, in addition to those discussed elsewhere in this document could affect United Liberty Business Services' future results and could cause those results to differ materially from those expressed in such forward looking statements.

Offering Information
--------------------

This prospectus relates to the following:

(a) The resale by certain selling security holders of the Company of up to 3,000,000 share of common stock in connection with the resale of shares of common stock issued by us in a transaction where these "Callable and Convertible Preferred Stock" were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act promulgated thereunder as a transaction involving a public offering. The selling shareholders purchased 300,000 Callable and Convertible Preferred shares which convert to 3,000,000 common shares for a total purchase price of $6,000.00. (See "Liquidity and Capital Resources" Section.)

The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. We will not receive any proceeds from the resale of common shares by the selling security holders.

(b) We are also offering for sale to the public up to 500,000 shares of common stock at $0.02 per share. We will offer the shares directly to the public through our sole director/officer, without the use of any broker-dealer. Our sole director/officer will not receive any compensation, directly or indirectly, in connection with the offer and sale of the shares under this prospectus.

USE OF PROCEEDS
---------------

We will not receive any of the proceeds from the sale of the common shares being offered for sale by the selling security holders. However, we will receive up to $10,000 in proceeds from the sale of shares offered by us under this prospectus. The proceeds we receive shall be used to keep us operational for the next twelve months. These fees include:



Use of Proceeds

Marketing Expenses             $ 3,000

Advertising/Mailing            $ 2,000

Telephone Expenses             $   500

Office Equipment               $ 1,000

Legal fees                     $ 1,000

Auditor's fee                  $ 2,000

General Working Capital        $   500
                               -------

Total Use of Net Proceeds      $10,000



We anticipate that we will require up to approximately $250,000 to fund our expansion plans to open offices in Houston, Dallas, Las Vegas, St Louis and New Orleans after we become fully reporting with the SEC. Such funds may come from the sale of equity and/or debt securities and/or loans. It is possible that additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. Any additional equity financing may involve substantial dilution to our then existing shareholders.

DETERMINATION OF OFFERING PRICE
-------------------------------

The selling shareholders may sell their shares of our common stock at a fixed price of $0.02 per share until shares of our common stock are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. There can be no assurance that we will be able to obtain an OTCBB listing. The offering price of $0.02 per share arbitrarily determined and does not have any relationship to any established criteria of value, such as book value or earnings per share.

With respect to the sale of up to 500,000 shares of common stock by us, we arbitrarily determined the price at which such shares would be sold as $0.02 per share. We considered several factors in such determination, including the following: (a) our ability to raise funds under this offering; (b) our limited history of operations; (c) prospects for the industry in which we compete; (d) our existing capital structure; and (e) our ability to raise funds in the future. The public offering price of the shares does not bear any relationship to established valuation criteria and is not indicative of prices that may prevail in the future. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price higher than the offering price in this offering.

Additionally, because we have no significant operating history and have not generated any material revenues to date, the price of our common stock is not based on past earnings, nor is the price of our common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

DILUTION
--------

"Dilution" represents the difference between the offering price of the shares of common stock and the net book value per share of common stock immediately after completion of the offering. "Net book value" is the amount that results from subtracting total liabilities from total assets. In this offering, the level of dilution is increased as a result of the relatively low book value of United Liberty Business Services issued and outstanding stock. This is due in part to 3,300,000 shares of common stock issued at par value $0.001 per share versus the current offering price of $0.02 per share. Please refer to the section titled "Certain Transactions", herein, for more information. United Liberty Business Services net book value on December 31, 2007, was $9,300. Assuming all 500,000 shares offered are sold, and in effect United Liberty Business Services receives the estimated proceeds of this offering from shareholders, United Liberty Business Services net book value will be approximately $0.0028 per share. Therefore, any investor will incur an immediate and substantial dilution of approximately $0.0051 per share while the United Liberty Business Services present stockholders will receive an increase of $0.0023 per share in the net tangible book value of the shares that he holds. This will result in a 74.61% dilution for purchasers of stock in this offering.

The following table illustrates the dilution to the purchaser of the common stock in this offering.

                            Dilution Table
                            --------------

     Net tangible book value per
     share at December 31, 2007                            $0.0028

     Net tangible book value after
     this Offering                                         $0.0051

     Increase per share attributable
     to new stockholders                                   $0.0023

     Dilution                                              $0.0075

     Dilution as percentage of
     purchase price                                         74.61%

                             Description of Business
                             -----------------------

Corporate History
-----------------

United Liberty Business Services, Inc. was incorporated under the Laws of the state of Nevada on April 25, 2007. We have been in the development stage since inception and have had limited operations to date. We plan to market accounting, bookkeeping and tax preparation services.

Our Business
------------

Many small business owners want to focus on sales, operations and growing their business. For those businesses, bookkeeping is a task to be outsourced. Many small businesses do not have adequate staff to do the bookkeeping, payroll and tax filings. Management believes that small companies do not want to be bothered with the responsibility of maintaining their own books because they do not have the staff or the desire to hire the
staff to perform the work.   We primarily plan to offer our services to the
small business operator. Our goal is to become an outsource supplier for small businesses in providing them with temporary financial needs.

In many cases, the small business owner hires only employees for sales and operations or no employees at all. The small business owner wants to focus all his or her energy on growing the business. In those cases, we can act as their outsourced bookkeeping staff. We want to provide our service as both "in-depth" and customized to the individual needs of our clients.

Products and services
---------------------

We plan to offer assistance and guidance in bookkeeping services as they relate to maintaining the daily books of a company, bank account reconciliations, and preparation of unaudited financial statements. We plan to offer to small businesses the following outsourcing services:

  o  bookkeeping services
  o  temporary financial personnel needs
  o  data maintenance
  o  day-to-day to month-to-month to year-to-year data recordation
  o  accounts receivable maintenance
  o  accounts payable maintenance,
  o  payroll processing and maintenance,
  o  bank and investment account maintenance and reconciliation
  o  coordination of business' budget process
  o tax preparation services include quarterly payroll tax returns at the state and federal levels
  o  annual tax partnership returns
  o  preparation of unaudited financial statements
  o provide liaison services between client and their auditors by assisting with the compilation of financial statements, footnotes, and supporting schedules

The Industry
------------

According to the U.S. Census Bureau, 2002 Economic Census Industry Series Reports, there are 97,512 establishments in the U.S. that are primarily engaged in providing services, such as auditing of accounting records, designing accounting systems, preparing financial statements, developing budgets, preparing tax returns, processing payrolls, bookkeeping, and billing. Approximately 60% of these establishments employ between 1 to 4 employees. These establishments collectively gross approximately $61 billion and employ 966,533 people.

Marketing Strategy
------------------

We expect to market our services to small businesses throughout the United States. Our prospective customers and marketing targets include small business owners, who do not have the time to perform their own bookkeeping services. We plan to promote our services and attract businesses through client referrals and small marketing campaigns which include:

o strategic alliances and relationship building with small law firms, small CPA firms, accounting offices and business brokers;

o  direct response print advertisements, and;

o  affiliated marketing and direct mail

We plan to provide services for clients on a per job basis. Currently, we have no clients. We are dependent on management to actively market services
and attract new clients.   The Company plans to advertise with mailers
directed at small businesses and CPA firms to build awareness of its services. We anticipate that we shall service our future clients through telephone, Internet and on-site contacts.

Competition
-----------

The market for accounting services and tax preparation is highly competitive. Many of our competitors have greater financial resources than we have enabling them to finance development opportunities or develop and support their own operations. In addition, these larger, more experienced firms, can offer bundled, valued added or additional services we cannot provide. They also have greater name recognition and often have the luxury of sacrificing profitability in order to capture a greater portion of the market.

In order to be competitive we must offer a wide range of quality services at a reasonable cost. The constantly changing modern business environment demands an evolving range of strategic and operating options for small businesses to stay responsive and competitive. In response, in order for us to stay competitive we believe we must be able to:

o  formulate and implement new strategies and tactics for our clients;

o  develop ancillary products and services;

o  engage in effective target marketing programs; and

o effectively target our niche market of small and medium development size businesses.

Our competitors mostly include accounting firms especially the larger, nationally known firms such as Deloitte Touche and Tohmatsu, KPMG and Accenture. There are also small local firms which offer similar services mostly in their local geographic areas; we do not compete directly with any small local firms in the locales in which we currently render/market our service


BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.


REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.


PATENTS, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS

We have no current plans for any registrations such as patents, trademarks, copyrights, franchises, concessions, royalty agreements or labor contracts. We will assess the need for any copyright, trademark or patent applications on an ongoing basis as we obtain the rights to purchase technologies.

NEED FOR GOVERNMENT APPROVAL FOR OUR SERVICES

We are not required to apply for or have any government approval for our products or services.

Employees
---------

We have no full time employees at this time. All functions including development, strategy, negotiations and clerical work is being provided by our sole officer/director on a voluntary basis, without compensation.

Description of Property
-----------------------

Our offices are currently located at 6126 Falkirk Court, League City, Texas 77573. Our telephone number is (281) 554-9560. The office space is provided to the Company by our sole officer at no cost to the Company. Our officer will not seek reimbursement for past office expenses.

           Management's Discussion and Analysis or Plan of Operation
           ---------------------------------------------------------

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of United Liberty Business Services and the services we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the U. S. Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

Overview
--------

We plan to offer assistance and guidance to small businesses in bookkeeping services as they relate to maintaining the daily books of a company, bank account reconciliations, tax filings, bookkeeping, payroll tax and preparation of unaudited financial statements.


Results of Operations for Period Ending December 31, 2007
---------------------------------------------------------

We earned no revenues for the period April 25, 2007 (inception) through December 31, 2007. We do not anticipate earning any significant revenues until such time as we build a customer base. We are presently in the development stage of our business and we can provide no assurance that we will find any business for our services.

For the period April 25, 2007 (inception) through December 31, 2007 we generated no revenues. Our operating expenses included organizational expenses. We anticipate our operating expenses will increase as we begin our operations. The increase in operating expenses will be attributed to the professional fees to be incurred in connection with the filing of a registration statement with the U. S. Securities Exchange Commission under the Securities Act of 1933. We anticipate our ongoing operating expenses will also increase once we become a reporting company under the Securities Exchange Act of 1934. For the year ending December 31, 2007, we lost $(400), which represented our organization costs.

Beneficial Conversion Feature - Preferred Stock
-----------------------------------------------

In December 2007, we sold non-voting Callable and Convertible Preferred stock. Each share of our Series A Convertible Preferred Stock can be exchanged for ten (10) shares of Common Stock of the corporation. This Series A preferred stock was issued with a beneficial conversion feature totaling $6,000. This non-cash expense related to the beneficial conversion features of those securities and is recorded with a corresponding credit to paid-in-capital.


Liquidity and Capital Resources
-------------------------------

Our balance sheet as of December 31, 2007.reflects cash assets of $9,300 and no liabilities. Cash and cash equivalents from inception to date have been sufficient to provide the operating capital necessary to operate to date.

On April 25, 2007, (inception) we issued 3,300,000 shares of our $0.001 par value common stock to our founder who is the sole officer and director of the Company in exchange for cash of $3,300.

In December, 2007, we issued 300,000 shares of its $0.001 par value non-voting Callable and Convertible Preferred stock for a total $6,000 to five individuals to further capitalize our Company. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. The Preferred Stock converts to ten shares of common stock for each share of Preferred Stock.

There have been no other issuance of shares since our inception on April 25, 2007. As of March 7, 2008, we have a total approximately six shareholders.

Notwithstanding, we anticipate generating losses and therefore we may be unable to continue operations in the future. We anticipate we will require additional capital up to approximately $250,000 to expand our operations, and we would have to issue debt or equity or enter into a strategic arrangement with a third party. We intend to try and raise capital through a private offering after this registration statement is declared effective and our shares are quoted on the Over the Counter Bulletin Board. There can be no assurance that additional capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Management believes the Company has sufficient funds to satisfy its cash requirements and maintain its fully reporting status for the next twelve months without the need to raise additional capital.

Future Financings
-----------------

We anticipate continuing to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing shareholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our exploration and development activities.


Off-Balance Sheet Arrangements
------------------------------

We have no off-balance sheet arrangements.

                             Legal Proceedings
                             -----------------

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company's property is not the subject of any pending legal proceedings.

            Directors, Executive Officers, Promoters and Control Persons
            ------------------------------------------------------------

Directors and Executive Officers
--------------------------------

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.


Name                         Age    Positions and Offices Held
---------------              ---    ---------------------------------
David Selmon                 51     President, Secretary and Director

The business address for our officers/directors is: c/o United Liberty Business Services, Inc., 6126 Falkirk Court, League City, Texas 77573.

Set forth below is a brief description of the background and business experience of our sole officer/director.

David Selmon - President, Secretary and Director
------------------------------------------------

1982-Present - Self-employed. Started own bookkeeping and tax preparation firm in August 1982. Incorporated David Selmon, Inc. in December 1982 in Texas. Clients include auto repair shops, investment and consulting operations, real estate lessors, homeowner associations, brewing & processing plants, and many others.

2000 - 2004 Member of the board of directors of a publicly traded company InsynQ, Inc., resigned due to logistics.

Worked for a Texas CPA firm (Sellers and Sellers) from December 1980 thru July 1982.

Member of the U.S. Army from July 1975 thru June 1979. Honorable discharge with rank of Sergeant.

Education:

Graduated with honors (magna cum laude) from University of Houston System May 1983. Bachelor of Science in Business Administration with a concentration in accounting and taxation.

Mr. Selmon, the President and Director of the company, currently devotes approximately 15-25 hours per week to company matters.


Involvement in Certain Legal Proceedings
----------------------------------------

Our sole director, executive officer and control persons has not been involved in any of the following events during the past five years and which is material to an evaluation of the ability or the integrity of our director or executive officer:

1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

4. being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.


Compensation
------------

We presently do not pay our officers/directors any salary or consulting fee. We do not anticipate paying compensation to officers/directors until our Company can generate a profit on a regular basis.

We do not have any employment agreements with our officers/directors. We do not maintain key-man life insurance for any our executive officers/directors. We do not have any long-term compensation plans or stock option plans.


EXECUTIVE COMPENSATION

Summary Compensation Table

As a result of our the Company's current limited available cash, no officer or director received compensation since the inception of the company. United Liberty Business Services intends to pay salaries when cash flow permits.



SUMMARY COMPENSATION TABLES
                         ----------------------------------------------------
                                        Annual Compensation
                         ----------------------------------------------------
     Name and                                        Other Annual    Stock
Principal Position  Year  Salary ($)   Bonus ($)   Compensation ($) Awards($)
-----------------------------------------------------------------------------
David Selmon
    President      2007   -0-          -0-         -0-              -0-

-----------------------------------------------------------------------------

Long Term Compensation Table

                       ------------------------------------------------------
                                        Long Term Compensation
                       ------------------------------------------------------
                                    Awards             Payouts
                       ------------------------------------------------------
                        Restricted  Stock Securities     LTIP    All Other
Name and Principal      Award(s)($) Underlying Options/  Payouts Compensation
     Position     Year              SARs(#)              ($)     ($)
-----------------------------------------------------------------------------
David Selmon
    President      2007    -0-           -0-             -0-     -0-

-----------------------------------------------------------------------------

We do not pay to our directors or officers any salary or consulting fee.
We do not pay to our directors any compensation for serving as a director on our board of directors.

The Company currently does not have employment agreements with its executive officer. The executive officer/director of the Company has agreed to take no salary until the Company can generate enough revenues to support salaries on a regular basis. The officer will not be compensated for services previously provided. He will receive no accrued remuneration.

Stock Option Grants
-------------------

We did not grant any stock options to the executive officers or directors from inception through December 31, 2007.

Family Relationships
--------------------

Not applicable.

Term of Office
--------------

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees
---------------------

We have no significant employees other than our Officer/Director. We conduct our business through agreements with consultants and arms-length third parties.

Audit Committee Financial Expert
--------------------------------

We do not have an audit committee financial expert nor do we have an audit committee established at this time.

Auditors; Code of Ethics; Financial Expert
------------------------------------------

Our principal independent accountant is Moore & Associates, Chartered. We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officer. We do not have an audit committee or nominating committee.

Potential Conflicts of Interest
-------------------------------

We are not aware of any current or potential conflicts of interest with our sole officer/director.



         Security Ownership of Certain Beneficial Owners and Management
         --------------------------------------------------------------

The following table lists, as of December 31, 2007, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 3,300,000 and 6,300,000 shares respectfully of our common stock issued and outstanding. We do not have any outstanding options or warrants convertible into shares of our common stock.

                                                                  PERCENT OF
                                      AMOUNT AND    PERCENT OF    CLASS AFTER
                                      NATURE OF     CLASS         CONVERSION
TITLE OF    NAME OF BENEFICIAL        BENEFICIAL    BEFORE        AND
CLASS       OWNER AND POSITION        OWNERSHIP     CONVERSION(1) OFFERING(2)
-----------------------------------------------------------------------------
Common      David Selmon (3)          3,300,000     100.00%      48.5%
            President,
            Secretary, Director

Ownership upon conversion of
  Shareholders' preferred stock

Common      Angela Arnone(4)            600,000       0.0%        8.8%
Common      Mark DeStefano(5)           600,000       0.0%        8.8%
Common      Esther Esparza (6)          600,000       0.0%        8.8%
Common      Rick Jesky(7)               600,000       0.0%        8.8%
Common      T. J. Jesky(8)              600,000       0.0%        8.8%
                                    ---------------------------------------
DIRECTORS AND OFFICERS AS A GROUP
                        (1 person)    3,300,000     100.0%%      48.5%


(1) Percent of Class based on 3,300,000 shares before conversion of Series A Callable and Convertible Preferred shares.
(2) Percent of Class based on 6,800,000 after conversion of the 300,000 Series A Callable and Convertible Preferred shares.
(3)  David Selmon, 6126 Falkirk Court, League City, Texas  77573.
(4)  Angela Arnone, 9604 Royal Lamb Dr. Las Vegas, NV 89117.
(5)  Mark DeStefano, 500 N. Rainbow Blvd., Suite 300, Las Vegas, NV  89119.
(6)  Esther Esparza, 1074 N. Rancho, #429, Las Vegas, NV  89106
(7)  Rick Jesky, 1224 Pleasant Brook Street, Las Vegas, NV  89142.
(8)  T. J. Jesky, 2235 E. Flamingo, Suite 114, Las Vegas, NV  89119.

We are not aware of any arrangements that may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

We believe that all persons named have full voting and investment power with respect to the shares indicated, unless otherwise noted in the table. Under the rules of the U. S. Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, which that person has the right to acquire within 60 days, such as options or warrants to purchase our common stock.

              Certain Relationships and Related Transactions
              ----------------------------------------------

The company's Director has contributed office space for our use for all periods presented. There is no charge to us for the space. Our key officer was issued 3,300,000 founders shares of the Company's $0.001 par value common stock for $3,300 cash in April, 2007.

Our officer/director can be considered a promoter of United Liberty Business Services, Inc. in consideration of his participation and managing of the business of the company.

Through a Board Resolution the Company approved the sale of 300,000 Series A Callable and Convertible Preferred stock which can be exchanged for ten (10) shares of Common Stock of the corporation.

Through a Board Resolution, we hired the professional services of Moore & Associates, Chartered, Certified Public Accountants, to perform audited financials for the Company. Moore & Associates, Chartered own no stock in the Company. The company has no formal contracts with its accountants, they are paid on a fee for service basis.

Through a Board Resolution, we resolved that we will not call nor redeem its Series A non-voting Callable and Convertible Preferred shares. The shareholders of the Series A Preferred shares will be permitted to convert each Series A Preferred share for two hundred common shares at their sole discretion.

Other than as set forth above, there are no transactions since our inception, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest:

a) Any director or executive officer of the small business issuer;

b) Any majority security holder; and

c) Any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.


                           Selling Shareholders
                           --------------------

This Prospectus relates to the resale of 3,000,000 shares of common stock by the selling shareholders. The table below sets forth information with respect to the resale of shares of common stock by the selling shareholders. We will not receive any proceeds from the resale of common stock by the selling shareholders for shares currently outstanding or in connection with the resale of the shares of common stock issuable upon conversion our Series A preferred shares or for previous outstanding shares of common stock being registered herein. The selling shareholders purchased non-voting Series A Callable and Convertible Preferred which were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering.

The following table provides, as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1.  the number of shares owned by each prior to this offering;
2.  the total number of shares that are to be offered by each;
3. the total number of shares that will be owned by each upon completion of the offering;
4.  the percentage owned by each upon completion of the offering; and
5.  the identity of the beneficial holder of any entity that owns the shares.


The beneficial Ownership of each shareholder will not change after the Offering. The beneficial owners are selling securityholders who already own their stock and are not acquiring additional shares. Therefore, the table below assumes that all securities registered will be sold.


                                Selling Stockholders
                                --------------------

                                Total
                                shares      Total        Total
                                held        Number of    Shares
                                including   Shares to    to be       Percent
                                issuable    be           Owned       Owned
                                upon full   Offered for  Upon        Upon
                                Conversion  Selling      Completion  Completion
                                and/or      Shareholder  of this     of this
Name of Selling Stockholder(1)  exercise    Account(2)   Offering   Offering(3)
-----------------------------   --------    -----------  ----------  --------
Arnone, Angela(4)             600,000      600,000           -         -
DeStefano, Mark(4)            600,000      600,000           -         -
Esparza, Esther(4)            600,000      600,000           -         -
Jesky, Rick (4)               600,000      600,000           -         -
Jesky, T. J. (4)              600,000      600,000           -         -

Totals:                     3,000,000    3,000,000



1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares.

2) This table assumes that each shareholder will sell all of his/her shares available for sale during the effectiveness of the registration statement that includes this prospectus. Shareholders are not required to sell their shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

3) The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The percentage of shares owned by each selling stockholder is based on a total outstanding number of 6,800,000, (assuming the full conversion of all Series A Callable and Convertible Preferred shares and the share sold in this offering which are registered herein) as of March 7, 2008.

(4) Owner(s) of the Series A Callable and Convertible Preferred Shares. The Board of United Liberty Business Services, Inc. has resolved that they do not plan on calling the these Series A Preferred Shares; therefore, these shareholders may call for the conversion of these shares at their sole discretion. (See "Certain Relationships and Related Transactions.")

All of the selling shareholders:

1. have not had a material relationship with us other than as a shareholder at any time within the past two years, with the exception disclosed under "Certain Relationships and Related Transactions" Section; or
2.  has ever been one of our officers or directors.
3.  are not broker-dealers

Expenses of Issuance and Distribution

We have agreed to pay all expenses incident to the offering and sale to the public of the shares being registered other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes, which shall be borne by the selling security holders. The expenses which we are paying are set forth in the following table.


Nature of Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    3
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $2,000
Printing*                                                       $  297
                                                                ------
Total                                                           $3,300
                                                                ======

*Estimated Expenses.


                           Plan of Distribution
                           --------------------


The Offering

We are offering up to a total of 500,000 shares. The offering price is $0.02 per share. The offering will be for a period of 90 business days from the effective date and may be extended for an additional 90 business days if we choose to do so. The offering relates to the sale by us of up to 500,000 shares of common stock and to the resale by certain selling security holders of the Company of up to 3,000,000 shares of common stock.

The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer/director will attempt to sell the shares

We cannot assure you that all of the shares offered under this prospectus will be sold. No one has committed to purchase any of the shares offered. Therefore, we may not be able to sell all of 500,000 shares in this offering. All subscription funds will be held in a Trust Account until all of the 500,000 share are sold.

If all the shares are not sold by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $0.02 per share for a period of ninety (90) days from the effective date of this prospectus, unless extended by our board of directors for an additional 90 days. Certificates for shares purchased will be issued and distributed promptly provided all shares are sold, the subscription is accepted and "good funds" are received in our escrow account.

The proceeds from the sale of the shares in this offering will be payable to Thomas C. Cook Client Trust Account fbo United Liberty Business Services.

We reserve the right to withdraw or cancel this offering and to accept or reject any subscription in whole or in part, for any reason or for no reason. Subscriptions will be accepted or rejected promptly. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

The shares are intended to be sold directly through the efforts of David Selmon, our sole officer and director of United Liberty Business Services. The offering is being conducted on a self-underwritten, best effort, all-or-none basis, which means our officer/director will attempt to sell the shares.

Our sole officer/director will engaged in the sale of the securities will receive no commission from the sale of the shares nor will he register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3(a)4-1. Rule 3(a)4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer. Our sole officer/director satisfy the requirements of Rule 3(a)4-1 in that:

1. None of such persons is subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2. None of such persons is compensated in connection with his or her participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3. None of such persons is, at the time of his participation, an associated person of a broker- dealer; and

4. All of such persons meet the conditions of Paragraph (a)(4)(ii) of Rule 3(a)4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) are not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

As long as we satisfy all of these conditions, we are comfortable that we will be able to satisfy the requirements of Rule 3a4-1 of the Exchange Act.

As sole officer/director will sell the shares being offered pursuant to this offering, Regulation M prohibits the company and its officers and directors from certain types of trading activities during the time of distribution of our securities. Specifically, Regulation M prohibits our officer/director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

We have no intention of inviting broker-dealer participation in this offering.

We intend to distribute the prospectus to potential investors, to our friends and relatives who are interested in us and a possible investment in the offering. The intended methods of communication include, without limitation, telephone and personal contact.

Offering Period and Expiration Date

This offering will commence on the effective date of this prospectus, as determined by the Securities and Exchange Commission and continue for a period of 90 business days. We may extend the offering for an additional 90 business days unless the offering is completed or otherwise terminated by us.


Procedures for Subscribing
--------------------------

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check or certified funds to us. There are no minimum share purchase requirements for individual investors. All checks for subscriptions should be made payable to Thomas C. Cook Client Trust Account fbo United Liberty Business Services and sent to: Law Offices of Thomas C. Cook, 500 N. Rainbow, Suite 300, Las Vegas, NV 89107.


Right to Reject Subscriptions
----------------------------

We maintain the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours of our having received them.

Selling Security Holders Distribution
-------------------------------------

The selling security holders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be listed or quoted (anticipated to be the OTC Bulletin Board in the United States), in privately negotiated transactions or otherwise. Such sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. Our common stock is not traded on any exchange or in the over-the-counter market. After the date of close of this offering, we expect to have an application filed with the National Association of Securities Dealers, Inc. for our common stock to eligible for trading on the OTC Bulletin Board. Until our common stock becomes eligible for trading on the OTC Bulletin Board, the selling stockholders holders will be offering our common shares at a fixed price of $0.02 per common share during the duration of this offering. Notwithstanding the foregoing, the shares of common stock being offered for resale by this prospectus may be sold by the selling security holders by one or more of the following methods, without limitation: (a) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (b) privately negotiated transactions;
(c) market sales (both long and short to the extent permitted under the federal securities laws); (d) at the market to or through market makers or into an existing market for the shares; (e) through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); and (f) a combination of any of the aforementioned methods of sale.

In the event of the transfer by any of the selling security holders of its common shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholder who has transferred his, her or its shares. In effecting sales, brokers and dealers engaged by the selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from a selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from a purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker-dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above. The selling security holders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

From time to time, any of the selling security holders may pledge shares of common stock pursuant to the margin provisions of customer agreements with brokers. Upon a default by a selling security holder, their broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling security holders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event any of the selling stockholders defaults under any customer agreement with brokers. To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We and the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as a selling stockholder is a distribution participant and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the selling security holders, the purchasers participating in such transaction, or both.

Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Penny Stock Regulations
-----------------------

You should note that our stock is a penny stock. The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Blue Sky Restrictions on Resale
-------------------------------

If a selling security holder wants to sell shares of our common stock under this registration statement in the United States, the selling security holders will also need to comply with state securities laws, also known as "Blue Sky laws," with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Securities Exchange Act of 1934 or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor's.
The broker for a selling security holder will be able to advise a selling security holder which states our common stock is exempt from registration with that state for secondary sales. Any person who purchases shares of our common stock from a selling security holder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and a selling security holder indicates in which state(s) he desires to sell his shares, we will be able to identify whether it will need to register or it will rely on an exemption there from.


                                    Dividend Policy
                                    ---------------

We have not declared or paid dividends on our Common Stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the board of directors. There are no contractual restrictions on our ability to declare or pay dividends.

                                    Share Capital
                                    -------------

Security Holders

At December 31, 2007, there were 3,300,000 common shares outstanding which were held by one (1) stockholders of record and 300,000 Series A non-voting Callable and Convertible Preferred shares held by five (5) stockholders of record.


Transfer Agent
--------------

We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for its securities. Should our securities be quoted on any exchange or OTC quotation system or application is made to have the securities quoted, an independent transfer agent will be appointed.

Admission to Quotation on the OTC Bulletin Board
------------------------------------------------

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it (1) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (2) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. If it meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board. We may not now or ever qualify for quotation on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our securities.

DESCRIPTION OF SECURITIES

General

Our Articles of Incorporation provide for the authorization of capital stock as follows: 70,000,000 shares of common stock, with a par value of $0.001 of which 3,300,000 are issued and outstanding; and, 5,000,000 shares of Series A non-voting Callable and Convertible Preferred, with a par value of $0.001. authorized and 300,000 issued and outstanding. These shares convert to ten shares common stock for each share of Series A Preferred.

Common Stock
------------

We are authorized to issue 70,000,000 common stock with par value of $0.001, of which 3,300,000 shares are issued and outstanding as of December 31, 2007. Holders of shares of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders generally. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. Each holder of the Company's Common shares is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.

Preferred Convertible Securities
--------------------------------

In December, 2007, we issued 300,000 non-voting Callable and Convertible Preferred shares. We filed with the Nevada Secretary of State the designation that "These Series A Preferred shares shall be designated as "Callable and Convertible Preferred Stock." The corporation has the right to call for and purchase these shares at any time, within twelve months of issue, either at par value or at a slight premium above par value, or if corporation should designate that these shares are deemed not callable, the holders of these non-voting Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the non voting Series A Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of Series A Convertible Preferred Stock can be exchanged for ten (10) shares of Common Stock of the corporation."

Through a Board Resolution, it was resolved that we shall not call nor redeem our Series A non-voting Callable and Convertible Preferred shares. The shareholders of the Series A Preferred shares will be permitted to convert each Series A Preferred share owned for two hundred common shares, at their sole discretion. The conversion of 300,000 Series A Preferred Shares converts into 3,000,000 common shares which we registering in this Prospectus.

Share Purchase Warrants
-----------------------

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options
-------

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Nevada Anti-Takeover laws
-------------------------

Nevada revised statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute does not apply to our company.


                                   Legal Matters
                                   -------------

Law Offices of Thomas C. Cook has opined on the validity of the shares of common stock being offered hereby.

                                     Experts
                                     -------

The financial statements included in this prospectus and in the registration statement have been audited by Moore & Associates, Chartered, an independent registered public accounting firm, to the extent and for the period set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Mr. David Selmon, our sole officer/director can be considered a promoter of United Liberty Business Services, Inc. in consideration of his participation and managing of the business of the company since its incorporation.


                  Indemnification for Securities Act Liabilities
                  ----------------------------------------------

Our Articles and By-laws provide to the fullest extent permitted by law, our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, shareholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Securities Exchange Act of 1934, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We intend to file with the Securities and Exchange Commission a Form 8-A to register our common stock pursuant to Section 12(g) of the Securities and Exchange Act of 1934, as soon as practicable after this registration statement is declared effective by the Securities and Exchange Commission. Thereafter, annual reports will be delivered to security holders as required or they will be available online.


                      Where You Can Find More Information
                      -----------------------------------

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC for the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules which are part of the registration statement. For additional information about us and our securities, we refer you to the registration statement and the accompanying exhibits and schedules. Statements contained in this prospectus regarding the contents of any contract or any other documents to which we refer are not necessarily complete. In each instance, reference is made to the copy of the contract or document filed as an exhibit to the registration statement, and each statement is qualified in all respects by that reference. Copies of the registration statement and the accompanying exhibits and schedules may be inspected without charge (and copies may be obtained at prescribed rates) at the public reference facility of the SEC at Room 1024, 100 F Street, N.E. Washington, D.C. 20549.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                     United Liberty Business Services, Inc.
                               December 31, 2007



TABLE OF CONTENTS

PART I.  FINANCIAL INFORMATION

                              Financial Statement
                              -------------------

                                                                   PAGE
                                                                   ----

Year end December 31, 2007 Financials (audited):

Independent Auditors' Report                                       F-1
Balance Sheet                                                      F-2
Statements of Operations                                           F-3
Statements of Changes in Stockholders' Equity                      F-4
Statements of Cash Flows                                           F-5
Notes to Financials                                                F-6-11


 MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
  ------------------------
     PCAOB REGISTERED


          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------


To the Board of Directors
United Liberty Business Services, Inc.
(A Development Stage Company)


We have audited the accompanying balance sheet of United Liberty Business Services, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for April 25, 2007 (inception) to December 31, 2007. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of United Liberty Business Services, Inc. (A Development Stage Company) as of December 31, 2007, and the related statements of operations, stockholders' equity and cash flows for April 25, 2007 (inception) to December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has not commenced its planned principal operations and it has not generated any revenues, which raises substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Moore & Associates, Chartered
---------------------------------
    Moore & Associates Chartered
    Las Vegas, Nevada
    January 15, 2008


             2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                     (702) 253-7499 Fax (702) 253-7501

                      United Liberty Business Services
                       (A Development Stage Company)
                               Balance Sheet
                             December 31, 2007



Balance Sheet

                                                         December 31,
                                                             2007
                                                         -------------
Assets

Current assets:
   Cash and equivalents                                  $      3,300
   Funds in escrow                                              6,000
                                                         -------------
     Total current assets                                       9,300

                                                         $      9,300
                                                         =============

Liabilities and Stockholders' Equity

Stockholders' equity:

   Preferred stock, $0.001 par value, 5,000,000
    shares authorized, 300,000 issued and outstanding
    as of December 31, 2007                                      300

   Common stock, $0.001 par value, 70,000,000
    shares authorized, 3,300,000 issued and outstanding
    as of December 31, 2007                                    3,300
   Additional paid-in capital                                  6,100
   (Deficit) accumulated during development
    stage                                                       (400)
                                                         -------------
                                                               9,300
                                                         -------------
                                                         $     9,300
                                                         =============


   The accompanying notes are an integral part of these financial statements.

                      United Liberty Business Services
                       (A Development Stage Company)
                          Statement of Operations
    For the Period from April 25, 2007(Inception) to December 31, 2007



Statement of Operations


                                                            April 25, 2007
                                                            (inception) to
                                                              December 31,
                                                                 2007
                                                            ----------------
Revenue                                                        $           -
                                                               --------------
Expenses:

Incorporating Fees                                                       400
                                                               --------------

   Total expenses                                                        400
                                                               --------------

Net income (loss)                                              $        (400)
                                                               ==============

Beneficial Conversion Feature of Preferred Stock                      (6,000)
                                                               --------------

Net income (loss) applicable to common shareholders            $      (6,400)
                                                               ==============

Basic Weighted Average Number of Common Shares Outstanding         3,300,000
                                                               ==============

Basic Loss per Share                                           $       (0.00)
                                                               ==============


  The accompanying notes are an integral part of these financial statements.

                     United Liberty Business Services
                       (A Development Stage Company)
              Statements of Changes in Stockholders' Equity
  For the period April 25, 2007(Date of Inception) to December 31, 2007




Statements of Changes in Stockholders' Equity


                                                       (Deficit)
                              Preferred               Accumulated
            Common Stock        Stock     Additional    During       Total
         -----------------  --------------  Paid-in  Development Stockholders
            Shares   Amt    Shares   Amt    Capital       Stage       Equity
         ---------  ------  -------  ----- --------- -----------   ----------
Founders
initial
investment,
4/25/07
$0.001 per
share     3,300,000 $3,300        -      - $      -  $       -    $    3,300

April 2007
 Donated Capital                 -       -      400                      400

December 2007
Preferred
shares
issued for
cash                        300,000    300    5,700                    6,000

Net (loss)
for the
year ending
12/31/07                                                   (400)        (400)
         ---------  ------  -------  ----- --------- -----------   ----------
Balance,
12/31/07 3,300,000  $3,300  300,000  $ 300 $  6,100  $     (400)   $   9,300
         =========  ======  =======  ===== ========= ===========   ==========





  The accompanying notes are an integral part of these financial statements.

                     United Liberty Business Services
                       (A Development Stage Company)
                          Statement of Cash Flow
   For the Period from April 25, 2007(Inception) to December 31, 2007


Statement of Cash Flow
                                                           April 25, 2007
                                                            (inception) to
                                                             December 31,
                                                                 2007
                                                            ----------------
Cash flows from operating activities:
Net (loss)                                                  $          (400)
                                                            ----------------

Net cash (used) by operating activities                                (400)
                                                            ----------------


Cash flows from financing activities:
Issuance of common stock                                              3,300
Issuance of preferred stock                                           6,000
Donated capital                                                         400
                                                            ----------------
Net cash provided by financing activities                             9,700
                                                            ----------------

Net increase (decrease) in cash                                       9,300
Cash - beginning                                                          -
                                                            ----------------
Cash - ending                                               $         9,300
                                                            ================

Supplemental disclosures:
   Interest paid                                            $             -
                                                            ================
   Income taxes paid                                        $             -
                                                            ================

  The accompanying notes are an integral part of these financial statements.

                      United Liberty Business Services
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2007

NOTE 1.   General Organization and Business

United Liberty Business Services, Inc. (the Company) was incorporated under the laws of the State of Nevada on April 25, 2007. The Company has one officer and director. The Company was organized to conduct any lawful business. The Company plans to provide financial data processing, tax preparation, financial statement compilation, and audit support services for public and non-public business entities as well as individuals.


NOTE 2.    Summary of Significant Accounting Practices

The Company has cash assets of $3,300 and no liabilities as of December 31, 2007. The relevant accounting policies are listed below.

Basis of Accounting
-------------------
The basis is United States generally accepted accounting principles.

Dividends
---------
The Company has not yet adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------
The provision for income taxes is the total of the current taxes payable and the net of the change in the deferred income taxes. Provision is made for the deferred income taxes where differences exist between the period in which transactions affect current taxable income and the period in which they enter into the determination of net income in the financial statements.

Year end
--------
The Company's year-end is December 31.


Advertising
-----------
Advertising is expensed when incurred. There has been no advertising during the period.

                      United Liberty Business Services
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2007



NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES-CONTINUED

Use of Estimates
----------------
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 3 - GOING CONCERN

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has not generated any revenues. In order to obtain the necessary capital, the Company is seeking equity and/or debt financing. If the financing does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.


NOTE 4 - STOCKHOLDERS' EQUITY

Common stock
------------

The Company is authorized to issue 70,000,000 shares of its $0.001 par value common stock.

On April 25, 2007, the Company issued 3,300,000 shares of its common stock to its founder for $3,300 in cash.

As of December 31, 2007, United Liberty Business Services has 3,300,000 of its common stock issued and outstanding.

                      United Liberty Business Services
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2007

NOTE 4 - STOCKHOLDERS' EQUITY (continued)


Preferred Stock
---------------

The Company is authorized to issue 5,000,000 shares of its $0.001 par value preferred stock.

On May 14, 2007, the Company filed a Certificate of Amendment with the Nevada Secretary of State which designated Series A Preferred Shares with a par value of $0.001. These Series A Preferred shares are designated as "Callable and Convertible Preferred Stock." The corporation has the right to call for and purchase these shares at any time, or if the corporation should designate that these shares are deemed not callable, the holders of these Series A Preferred Shares shall have the right to cause the corporation to redeem shares for Common Stock at any time. Each holder of the Callable and Convertible Preferred Stock shall have the right to convert all or any portion of such shares as such holder desires to convert, into shares of the Common Stock of the corporation, as follows: each share of the Convertible Series A Preferred Stock can be exchanged for ten (10) shares of Common Stock of the corporation.

In December, 2007 the Company issued 300,000 Series A Convertible Stock, to five shareholders for cash of $6,000.

There were no other issuances of common or preferred stock or equivalents since April 25, 2007 (inception) through December 31, 2007. The Company has not issued any options or warrants or similar securities since inception.


NOTE 5.   RELATED PARTY TRANSACTIONS

The Company does not lease or rent any property. Office services are provided without charge by a director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

                      United Liberty Business Services
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2007

NOTE 6.    PROVISION FOR INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:


                   U.S federal statutory rate      (34.0%)
                   Valuation reserve                34.0%
                                                   ------
                   Total                               -%

NOTE 7.  REVENUE AND EXPENSES

Revenue recognition
-------------------

The Company recognizes revenue on the accrual basis as it invoices for services. Revenue is generally realized and realizable and earned when all of the following criteria are met:

   1) persuasive evidence of an arrangement exists between the Company and our customer(s)

   2)  services have been rendered;

   3)  our price to our customer is fixed or determinable; and,

   4)  collectibility


NOTE 8.   OPERATING LEASES AND OTHER COMMITMENTS

The Company has no lease or other obligations.

                      United Liberty Business Services
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2007


NOTE 9.  EARNINGS PER SHARE

Historical net (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share include additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that shared in the earnings of the entity, but these potential common stock equivalents were determined to be antidilutive.

Calculation of net income (loss) per share is as follows:


                                                         For the period
                                                              from
                                                         April 25, 2007
                                                         (Inception) to
                                                           December 31,
                                                              2007
                                                          -------------
Net income (loss)                                         $         -0-
                                                          =============
Weighted Average Common Shares Outstanding                   3,300,000
                                                          =============
Basic income (loss) per Share                             $      (0.00)
                                                          =============


NOTE 10.   RECENT PRONOUNCEMENTS

Below is a listing of the most recent accounting standards and their effect on the Company.

In December 2007, the FASB issued SFAS 160, "Noncontrolling interests in Consolidated Financial Statements - an amendment of ARB No. 51". This Statement amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. This Statement is effective for fiscal years beginning on or after December 15, 2008. Early adoption is not permitted. Management is currently evaluating the effects of this statement, but it is not expected to have any impact on the Company's financial statements.

                      United Liberty Business Services
                       (A Development Stage Company)
                       Notes to Financial Statements
                             December 31, 2007

NOTE 10.   RECENT PRONOUNCEMENTS  (Continued)

In February 2007, the FASB issued SFAS 159, "The Fair Value Option for Financial Assets and Financial Liabilities. SFAS 159 creates a fair value option allowing an entity to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and financial liabilities, with changes in fair value recognized in earnings as they occur. SFAS 159 also requires an entity to report those financial assets and financial liabilities measured at fair value in a manner that separates those reported fair values from the carrying amounts of assets and liabilities measured using another measurement attribute on the face of the statement of financial position. Lastly, SFAS 159 requires an entity to provide information that would allow users to understand the effect on earnings of changes in the fair value on those instruments selected for the fair value election. SFAS 159 is effective for fiscal years beginning after November 15, 2007 with early adoption permitted. The Company is continuing to evaluate SFAS 159 and to assess the impact on its results of operations and financial condition if an election is made to adopt the standard.

In September 2006, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 157, "Fair Value Measurements" which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a significant effect on its financial position or results of operation.

                     INFORMATION NOT REQUIRED IN PROSPECTUS
                     --------------------------------------

Indemnification Of Directors, Officers, Employees And Agents
------------------------------------------------------------

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws. Under the Nevada Revised Statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation. Our Articles of Incorporation do not specifically limit our directors' immunity. Excepted from that immunity are:
(a) a willful failure to deal fairly with the company or its stockholders in connection with a matter in which the director has a conflict of interest;
(b) a violation of criminal law, unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our Articles and bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our board of directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested in us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our Articles and bylaws also provide that we may indemnify a director or former director of subsidiary corporation and we may indemnify our officers, employees or agents, or the officers, employees or agents of a subsidiary corporation and the heirs and personal representatives of any such person, against all expenses incurred by the person relating to a judgment, criminal charge, administrative action or other proceeding to which he or she is a party by reason of being or having been one of our directors, officers or employees.

Our directors cause us to purchase and maintain insurance for the benefit of a person who is or was serving as our director, officer, employee or agent, or as a director, officer, employee or agent or our subsidiaries, and his or her heirs or personal representatives against a liability incurred by him as a director, officer, employee or agent.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Other Expenses Of Issuance And Distribution
-------------------------------------------

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant; none shall be borne by any selling stockholders.


Expenses:
                                                                Amount
                                                                ------
Securities and Exchange Commission registration fee             $    3
Legal fees and miscellaneous expenses*                          $1,000
Audit Fees                                                      $2,000
Printing*                                                       $  297
                                                                ------
Total                                                           $3,300
                                                                ======

*Estimated expenses


Recent Sales of Unregistered Securities
---------------------------------------

On April 25, 2007, (inception) we issued 3,300,000 shares of our $0.001 par value common stock to our founder who is the sole officer and director of the Company in exchange for cash of $3,300.

In December, 2007, we issued 300,000 shares of its $0.001 par value non-voting Callable and Convertible Preferred stock for $6,000 to further capitalize our Company. The non-voting Callable and Convertible Preferred stock is owned by: Angela Arnone, Mark DeStefano, Esther Esparza, Rick Jesky, and T. J. Jesky. All securities were issued in reliance upon an exemption from registration under Section 4(2) of the Securities Act as a transaction not involving a public offering. The Preferred Stock converts to ten shares of common stock for each share of Preferred Stock.

There have been no other issuance of shares since our inception on April 25, 2007. As of March 7, 2008, we have a total approximately six shareholders.

                                   Exhibits
                                   --------

(a) Exhibits:

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation*         Previously filed
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*          Previously filed
-------------------------------------------------------------------------
         3.3          Amended Articles/Designation*      Previously filed
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.*   Previously filed
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,*    Previously filed
                      Chartered Previously
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.*   Previously filed
                      (included in Exhibit 5.1).
-------------------------------------------------------------------------
        23.3          Consent of Moore & Associates,     This filing
                      Chartered Previously
-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on*   Previously filed
                      the signature page of this
                      registration statement)
-------------------------------------------------------------------------
        99.1          Subscription Agreement*            Previously filed
-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on January 24, 2008.


                                  UNDERTAKINGS
                                  ------------

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers of sales are being made, a post-effective amendment to this registration statement to:

     (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low and high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

   (iii) Include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered herein, and that the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the

4. Pursuant to Rule 512(g)(2), of Regulation S-B, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the By-Laws of the company, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore unenforceable.
    In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or other control person in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6. For determining any liability under the Securities Act, we shall treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that the offering of the securities at that time as the initial bona fide offering of those securities.

                                POWER OF ATTORNEY
                                -----------------

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Selmon, her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement and to sign a registration statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended registration statement has been signed by the following persons in the capacities and on the dates indicated.


Date:  March 7, 2008              By:  /s/ David D. Selmon
       -------------              -------------------------------------------
                                           David D. Selmon
                                           Title: President, Chief Executive
                                           Officer, Chief Financial Officer,
                                           Secretary and Director (Principal
                                           Executive, Financial, and Accounting
                                           Officer)

                                    Signatures
                                    ----------

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Form S-1/A and has authorized this amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in League City, Texas on March 7, 2008.

                                  UNITED LIBERTY BUSINESS SERVICES, INC.
                                  --------------------------------------
                                               Registrant


                                  By:   /s/ David D. Selmon
                                        -------------------------------------
                                            David D. Selmon
                                            Title: President, Chief Executive
                                            Officer, Chief Financial Officer,
                                            Secretary and Director (Principal
                                            Executive, Financial, and
                                            Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this Amended registration statement was signed by the following persons in the capacities and on the dates stated:

Date:  March 7, 2008             By:  /s/ David D. Selmon
       -------------             ------------------------------------------
                                          David D. Selmon
                                          Title: President, Chief Executive
                                          Officer, Chief Financial Officer,
                                          Secretary and Director (Principal
                                          Executive, Financial, and
                                          Accounting Officer)

The following exhibits are filed as part of this registration statement:

-------------------------------------------------------------------------
       EXHIBITS
    SEC REFERENCE     TITLE OF DOCUMENT                   LOCATION
        NUMBER
-------------------------------------------------------------------------
         3.1          Articles of Incorporation*         Previously filed
-------------------------------------------------------------------------
         3.2          Bylaws of the Registrant*          Previously filed
-------------------------------------------------------------------------
         3.3          Amended Articles/Designation*      Previously filed
-------------------------------------------------------------------------
         5.1          Opinion of Thomas C. Cook, Esq.*   Previously filed
                      regarding the legality of the
                      securities being registered
-------------------------------------------------------------------------
        23.1          Consent of Moore & Associates,*    Previously filed
                      Chartered Previously
-------------------------------------------------------------------------
        23.2          Consent of Thomas C. Cook, Esq.*   Previously filed
                      (included in Exhibit 5.1).
-------------------------------------------------------------------------
        23.3          Consent of Moore & Associates,     This filing
                      Chartered Previously
-------------------------------------------------------------------------
        24.1          Power of Attorney (Contained on*   Previously filed
                      the signature page of this
                      registration statement)
-------------------------------------------------------------------------
        99.1          Subscription Agreement*            Previously filed
-------------------------------------------------------------------------

* Previously filed as an exhibit to the Company's Form SB-2 filed on January 24, 2008.